                                INDEX TO EXHIBITS


EXHIBIT NO.
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5        Opinion of John W. Mitchell

10.1 Stock Option Agreement dated as of October 15, 1996 between Aavid Thermal Technologies, Inc. and Ronald F. Borelli.

10.2 Stock Option Agreement dated as of June 19, 1997 between Aavid Thermal Technologies, Inc. and Stephen D. Eldred.

10.3 Stock Option Agreement dated as of November 1, 1996 between Aavid Thermal Technologies, Inc. and Vivek Mansingh.

23.1     Consent of Coopers & Lybrand, L.L.P.

23.2     Consent of Arthur Andersen LLP

23.3     Consent of John W. Mitchell (included in Exhibit 5)

24       Power of Attorney (included on signature page)



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